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                                EXHIBIT 3(A)(10)
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                                  TENNECO INC.

                  CERTIFICATE OF RETIREMENT OF PREFERRED STOCK

                             REDEEMED OR PURCHASED
                 ____________________________________________


      Tenneco Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

      FIRST:   That pursuant to the provisions of Section 160 of the General
Corporation Law of the State of Delaware, and subject to the provisions of its Certificate of Incorporation, as amended, One Hundred Ninety-Five Thousand Seven Hundred Sixty-One (195,761) shares of its issued and outstanding $7.40 Cumulative Preferred Stock were purchased and/or redeemed by the corporation and pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, such shares of stock have the status of retired shares.

      SECOND: That the Certificate of Incorporation of the corporation prohibits the reissuance of such retired shares of Cumulative Preferred Stock.

      THIRD:   That pursuant to the provisions of Section 243 of the General
Corporation Law of the State of Delaware, upon this Certificate becoming effective, the Certificate of Incorporation of the corporation shall be amended so that the authorized Cumulative Preferred Stock of the corporation shall be reduced by the aggregate of the shares so retired, to-wit: One Hundred Ninety-Five Thousand Seven Hundred Sixty-One (195,761) shares.

      FOURTH:  This Certificate shall become effective on March 1, 1994.

      IN WITNESS WHEREOF, said Tenneco Inc. has caused this Certificate to be signed by E. J. Milan, Vice President and Controller, and attested by James D. Gaughan, Assistant Secretary, this 14th day of February, 1994.


                                  TENNECO INC.



                                  By: /s/ E. J. MILAN
                                      ----------------------------------
                                      E. J. Milan, Vice President
                                         and Controller
ATTEST:



/S/ JAMES D. GAUGHAN
- ------------------------------
James D. Gaughan,
Assistant Secretary


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